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                                                                   Exhibit 10.65

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 21st day of June, 2001, by and between (i) U.S. BROADCASTING LIMITED PARTNERSHIP, a State of Georgia limited partnership (hereinafter referred to as "Seller"), and (ii) RADIO ONE, INC., a State of Delaware corporation (hereinafter referred to as "Purchaser").

                                    RECITALS:
                                    ---------

     A. Seller is the licensee, owner and operator of radio broadcast station WPEZ-FM, licensed to Macon, Georgia (the "Station"), pursuant to certain licenses and authorizations and approvals granted to Seller by the Federal Communications Commission (the "FCC").

     B. The Station is presently licensed to Macon, Georgia. As described herein, the city of license of the Station will be changed to Hampton, Georgia.

     C. Subject to the consent of the FCC and the terms and conditions of this Agreement, Purchaser desires to acquire all of Seller's right, title and interest in certain assets used or useful in the operation of the Station, as more specifically described herein, including the license and other authorizations issued by the FCC for the operation of the Station (the "FCC Authorizations").

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties, intending to be legally bound, hereby agree as follows:

     1.   Definitions. Unless otherwise stated in this Agreement, the following
          -----------
terms shall have the following meanings:

          (a)  Assets. "Assets" shall have the meaning assigned to such term in
               ------
Section 3 of the Agreement.

          (b)  Assignment Application. "Assignment Application" means the
               ----------------------
application(s) which the parties hereto will join in and file with the FCC requesting its written consent to the assignment of the FCC Authorizations for the Station from Seller to Purchaser as provided for in Section 10 of this Agreement.

          (c)  Closing Date. "Closing Date" means, the tenth business day after
               ------------
the date upon which the FCC grant of the Assignment Application shall have become a Final Order

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referred to in Section 1(i), or such other date as the parties may agree upon in writing. Notwithstanding the foregoing, the Closing Date shall not occur prior to January 30, 2002. Purchaser shall also have the option to extend the Closing Date for a period of up to six (6) months beyond the January 30, 2002 date, provided Purchaser notifies Seller in writing of such intent at least fifteen
(15) days prior to January 30, 2002.

          (d)  Closing Place. "Closing Place" means such place as the parties
               -------------
shall mutually agree.

          (e)  Construction Permit. "Construction Permit" shall have the meaning
               -------------------
assigned to such term in Section 2 of the Agreement.

          (f)  FCC. "FCC" means the Federal Communications Commission.
               ---

          (g)  FCC License to Cover Construction. "FCC License to Cover" shall
               ---------------------------------
have the meaning assigned to such term in Section 19(j) of the Agreement.

          (h)  FCC Consent. "FCC Consent" means the action taken by the FCC or
               -----------
its Mass Media Bureau granting the Assignment Application without any condition which in the Purchaser's reasonable judgement is or would be materially adverse to Purchaser, thereby granting consent by the FCC to the assignment of the FCC Authorizations from Seller to Purchaser.

          (i)  Final Order. For purposes of this Agreement, the term "Final
               -----------
Order" shall mean the FCC Consent, which FCC Consent shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; and with respect to which action no timely request for stay, application for review, petition for rehearing or reconsideration, appeal or request for writ of certiorari, or sua
                                                                           ---
sponte action of the FCC or its staff with comparable effect, shall be pending;
------
and as to which the time for filing of any such request, petition, appeal, petition for writ of certiorari, and for the taking of any such sua sponte
                                                                --- ------
action by the FCC or its staff shall have expired or otherwise terminated. The parties may agree to waive the requirement that consent shall have become a Final Order.

          (h)  Station. "Station" means radio broadcast Station WPEZ-FM, Macon,
               -------
Georgia.

     2.   Station. The Station is presently licensed to Macon, Georgia, where
          -------
its transmitter and transmitting facilities are located. The Mass Media Bureau of the FCC granted the petition of Seller to change the table of FM allotments to add Channel 300C1 to Hampton, Georgia. Seller thereafter filed with the FCC an Application for FM Broadcast Station Construction Permit (File No. BPH-19990203ID), as amended (the "Construction Permit "), which was granted by the FCC on January 4, 2001 (Public Notice Report No. 44897). Pursuant to the Construction Permit, the Station shall be downgraded from Class C1 to Class C2, the city of license shall be changed to Hampton, Georgia, and the transmitter location and transmitting facilities shall be relocated to Fayette County, Georgia.

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     3.   Assets to be Conveyed. Subject to the terms and conditions hereof, on
          ---------------------
the Closing Date at the Closing Place, Seller shall sell, assign, convey, transfer and deliver to Purchaser by delivery of bills of sale or other documents of transfer (in a form reasonably satisfactory to Purchaser), and Purchaser will acquire and purchase all of Seller's right, title and interest in the following assets owned by Seller and used or held for use in connection with the business and operations of the Station (the "Assets"):

          (a)  FCC Authorizations. The FCC Authorizations as listed in Schedule
               ------------------                                      --------
3(a) attached hereto, together with any renewals, extensions or modifications
----
therefor and additions thereto or applications filed between the date hereof and the Closing Date.

          (b)  Files, Records, Documents and Logs. All files, records, documents
               ----------------------------------
and logs pertaining to the Station or its operation in the possession of Seller.

                  (c) Tower Lease Agreement. All of Seller's right, title and interest under that certain Lease Agreement entered into by and between Seller and American Tower Systems, L.P., a Delaware limited partnership (the "Lease Agreement"), dated January 30, 2001, attached hereto as Schedule 3(b).
                                                        -------------

          (d)  Equipment. All of Seller's rights, title and interest in the
               ---------
equipment used in the construction of the facilities authorized by the Construction Permit.

The Assets when transferred on the Closing Date shall be free and clear of any and all liens, mortgages, deeds of trust, mortgage deeds, pledges, security interests, charges, and encumbrances whatsoever.

     4.   Excluded Assets. Seller shall retain, and shall not sell or assign to
          ---------------
Purchaser any assets of Seller other than the Assets as set forth in Section 3 of this Agreement. Excluded assets shall include, among others, the Station's call letters, programming, accounts receivable, cash on hand, deposits and similar items.

     5.   Assumed Liabilities. Purchaser shall assume and perform all of the
          -------------------
obligations of Seller under the Lease Agreement from and after the Closing Date. Except as otherwise specifically provided herein, Purchaser shall not assume or be liable for, and does not undertake to attempt to, assume or discharge: (i) any liability or obligation of Seller arising out of or relating to any contract, lease agreement, or instrument; (ii) any liability or obligation of Seller arising out of or relating to any employee benefit plan otherwise relating to employment; (iii) any liability or obligation of Seller arising out of or relating to any litigation, proceeding or claim (whether or not such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date); (iv) any other liabilities, obligations, debts or commitments of Seller whatsoever, whether accrued now or hereafter, whether fixed or contingent, whether known or unknown; or (v) any claims asserted against the Station or any of the Station Assets relating to any event (whether act or omission) prior to the Closing Date including, without limitation, the payment of all taxes.

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     6.   Earnest Money. Contemporaneously with the execution and delivery of
          -------------
this Agreement, Purchaser shall deposit the sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) in an escrow account with Wilmington Trust Company (the "Escrow Agent") to be maintained and administered in accordance with the Escrow Agreement attached hereto as Exhibit A. All funds
                                                        ---------
deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement. At the Closing, the Escrow Deposit shall be disbursed to Seller in partial payment of the Purchase Price (as defined below), less any interest or other proceeds from the investment thereof, which shall be disbursed to Purchaser.

     7.   Purchase Price.
          --------------

          (a) The aggregate purchase price for the Assets shall be Fifty Five Million Dollars ($55,000,000.00) (the "Purchase Price"). On the Closing Date, subject to the release of the Earnest Money to Seller, Purchaser shall pay to Seller the sum of Fifty-Two Million Two Hundred Fifty Thousand Dollars ($52,250,000) in cash by bank wire of immediately available federal funds to such bank as Seller shall designate for the account of Seller.

          (b)  Contingent Payment. In addition to the consideration referred to
               ------------------
in paragraph (a) of this Section, Purchaser shall pay to Seller by wire transfer in cash the aggregate sum of Five Million Dollars ($5,000,000.00) within five
(5) calendar days after the FCC grant of any application which Purchaser may file with the FCC to change the Station from a Class C2 broadcast station to a Class C1 broadcast station becomes a Final Order, provided that such payment shall only be due if the grant shall have become a Final Order within five (5) years after the Closing Date. Purchaser shall have sole discretion to determine if and when such application is filed, and/or to amend, supplement, dismiss or withdraw such application; except that Purchaser may not dismiss or withdraw such application within the last three (3) months of the stated five (5) year period. Purchaser shall furnish a copy of any such application to Seller at such time as it is filed with the FCC.

     8.   Purchase Price Allocation. The Purchase Price shall be allocated among
          -------------------------
the Assets as mutually agreed among the parties, based upon an appraisal to be prepared by Bond and Pecaro, no later than sixty (60) days after the Closing Date. Seller and Purchaser shall use the mutually agreed upon appraisal determined pursuant to this Section 8 for accounting purposes, including without limitation, those matters subject to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), provided, however, that if Purchaser and Seller are unable to reasonably agree on such appraisal, neither party shall be bound by such appraisal. The cost of such appraisal shall be paid by Purchaser.

     9.   Prorations. The Purchase Price shall be increased or decreased as
          ----------

required to effectuate the proration of expenses. All expenses arising from the Lease Agreement, including rent, utilities and personal property; as well as from the operation of the Station, including business and license fees, FCC annual regulatory fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), and similar prepaid and deferred items shall be prorated

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between Seller and Purchaser in accordance with generally accepted accounting principles, the proration to be made and paid, insofar as feasible, on the Closing Date, with a final settlement not later than sixty (60) days after the Closing Date.

     10.  Assignment of FCC Authorizations. As set forth more particularly
          --------------------------------
hereinafter, the Closing is conditioned upon and subject to the prior receipt of the FCC Consent and it becoming a Final Order. The parties agree as follows:

          (a)  Purchaser Covenant. Within ten (10) days following the execution
               ------------------
of this Agreement, Purchaser will complete and deliver to Seller a fully executed copy of a substantially complete application to the FCC requesting the FCC's written consent to the assignment of the FCC Authorizations to a wholly owned licensee subsidiary of Purchaser ("ROI Licensee Sub") and to the consummation of the transactions contemplated by this Agreement together with a check covering one-half of the FCC filing fee. Purchaser will diligently take, or cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the preparation of such application and its prosecution to a favorable conclusion. Purchaser will promptly provide Seller with copies of any pleading, order or other document served on it relating to such application.

          (b)  Seller Covenant. As promptly as practicable after the execution
               ---------------
of this Agreement, and in no event later than fifteen (15) days thereafter, Seller shall file an application (after receiving within ten (10) days of the signing date of Purchaser's portion of such application) with the FCC requesting the FCC's written consent to the assignment of the FCC Authorizations to ROI Licensee Sub and to the consummation of the transactions contemplated by this Agreement. Seller shall diligently take all steps that are necessary, proper or desirable to expedite the preparation of such application and its prosecution to a favorable conclusion. Seller shall promptly provide Purchaser with a copy of any pleading, order or other document served on Seller relating to such application. Seller shall furnish all information required by the FCC and shall be represented at all meetings or hearings scheduled to consider such application.

          (c)  Prosecution. Purchaser and Seller shall prosecute the Assignment
               -----------

Application using due diligence and shall use their respective best efforts to promptly obtain the requisite FCC Consent. Neither party shall directly or indirectly impede or delay the granting of the FCC Consent. Purchaser and Seller each agree to return to the FCC within a reasonable period of time after receipt (but no later than ten (10) business days), any forms or other documents needing execution and completion by either of them as well as any required amendments to the Assignment Application. Purchaser and Seller shall provide the FCC with any documents or material which it may request. Purchaser and Seller shall promptly furnish each other with copies of any material received from or sent to the FCC in connection with the Assignment Application. If the FCC Consent imposes any condition on any party hereto, such party shall use reasonable efforts to comply with such condition; provided, however, that no party shall be required to comply with any condition which it determines in good faith would constitute a material adverse change upon the Station. If reconsideration or judicial review is sought with respect to the grant of the FCC Consent or the terms thereof, the parties hereto shall cooperate in opposing such efforts for reconsideration or judicial review unless the circumstances warranted the filing by any of the parties hereto of such a request for reconsideration or judicial review.

          (d)  Other Governmental Consents. Promptly following the execution of
               ---------------------------
this Agreement, the parties shall prepare and file with the appropriate governmental authorities any other requests for approval or waiver that are required from such governmental authorities in connection with the transactions contemplated hereby and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such request for approval or waiver and all proceedings necessary to secure such approvals and waivers.

     11.  Termination By Non-Action of FCC/Notice of Hearing. In addition to any
          --------------------------------------------------
other rights of termination granted hereunder, this Agreement may be terminated if the FCC Consent, pursuant to the grant of the Assignment Application shall not have become a Final Order within fifteen (15) months from the date upon which the Assignment Application is tendered for filing with the FCC. In such event, either party, at its option, by written notice of termination to the other party prior to the date when the FCC Consent (if any is granted) becomes a Final Order, may terminate this Agreement without liability on the part of the terminating party; provided, however, that the terminating party shall not be in material default under the provisions of this Agreement, and provided further, that any delay in any decision or determination by the FCC respecting the Assignment Application shall not have been caused by any action or inaction of the terminating party or contributed to by any failure on the part of such party to furnish, file or make available information within its control or caused by the willful furnishing by such party of incorrect, inaccurate or incomplete information to the FCC.

     12.  Control of Station. Between the date of this Agreement and the Closing
          ------------------
Date, Purchaser shall not, directly or indirectly, control, supervise or direct the operation of the Station. Such operations shall be the sole responsibility of Seller and shall be in the complete discretion of Seller.

     13.  Hart-Scott-Rodino Act Filing. Seller and Purchaser agree to (a) file,
          ----------------------------
or cause to be filed, with the Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") all filings, if any, which are required in connection with the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), within six (6) business days of the date of the Agreement; (b) cooperate with each other in connection with all HSR Act filings, which cooperation may include furnishing the other with any information or documents in such party's possession that may be reasonably required in connection with such filings; (c) request early termination of the waiting period; promptly file, after any request by the FTC or DOJ which relates to the transactions contemplated hereunder; and (e) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ which relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

     14.  Representations and Warranties of Seller. Seller hereby makes the
          ----------------------------------------
following representations and warranties to Purchaser, which representations and warranties shall be true as of the date hereof and the Closing Date:

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          (a)  Organization and Standing. Seller is a limited partnership duly
               -------------------------
organized and in good standing under the laws of the State of Georgia. Seller has full power and authority to enter into this Agreement and, subject to receipt of the FCC Consent, to consummate the transactions contemplated herein, including the authority to operate the Station. Magic Broadcasting II, Inc., a Georgia corporation, is the sole general partner of Seller. Magic Broadcasting II, Inc. is duly organized and in good standing as a corporation under the laws of the State of Georgia and has full power and authority to enter into this Agreement for and on behalf of the Seller as its General Partner.

          (b)  Authorization. All necessary partnership actions to duly approve
               -------------
the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been taken by Seller, and subject to the approval of the FCC, this Agreement constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

          (c)  Construction Permit. The Construction Permit is valid and, the
               -------------------
grant of the Construction Permit, as well as all rule making proceedings which may or could have affected the Construction Permit have each become a Final Order.

          (d)  FCC Authorizations. As of the date of this Agreement, Seller is
               ------------------
the holder of the FCC Authorizations with respect to the Station listed and described on Schedule 3(a). Such FCC Authorizations constitutes all of the
             -------------
licenses, permits and authorizations required under Communications Act of 1934, as amended, and the current rules, regulations and policies of the FCC (collectively, the "Communications Act") for, and/or used in the operation of, the Station as now operated and will be operated following completion of the Construction Permit. The FCC Authorizations are in full force and effect, have not been revoked, suspended, canceled, rescinded or terminated and have not expired. Except as listed and described on Schedule 3(a), there is not pending,
                                           -------------
or to the knowledge of Seller threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify any of the FCC Authorizations (other than proceedings of general applicability in the radio broadcast industry to amend FCC rules of general applicability), and there is not now issued or outstanding, or to the knowledge of Seller pending or threatened, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Seller with respect to the Station. The Station is now and will continue to be operating in compliance with the FCC Authorizations, the Communications Act and the current rules and regulations of the FCC and all relevant standards of good engineering practice. The most recently granted license renewal application for the Station was timely and duly filed by Seller, and to the Seller's knowledge, no facts exist which could form a basis for the FCC designating any renewal application for hearing or for denying it or for granting any renewal application for a term less than the maximum statutory term permitted or for the imposition of any adverse conditions on the grant of any of renewal applications.

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          (e)  Real Property. With respect to the Lease Agreement, (i) the Lease
               -------------
Agreement is in full force and effect, and is valid, binding and enforceable in accordance with its terms, (ii) all accrued and currently payable rents and other payments required by such Lease Agreement have been paid, (iii) the Seller is not in default under the Lease Agreement and no notice of default or notice of termination has been received by Seller, and (iv) Seller has not violated any term or condition under the Lease. No third-party consent or approval is required for the assignment of the Lease Agreement to Purchaser, or for the consummation of the transactions contemplated herein. To the extent that any third-party consent or approval is required, such consent or approval shall be provided by Seller to Purchaser on or prior to the Closing Date.

          (f)  Litigation. No judgment is issued or outstanding against the
               ----------
Seller which affects the Assets or the Station. No litigation, action, special assessment, charge, lien, suit, judgment, proceeding or investigation is now pending or to Seller's knowledge, threatened, before any forum, court, or governmental body, department or agency of any kind, including without limitation the FCC, to which Seller or the Station is a party.

          (g)  Insolvency Proceedings. No insolvency proceedings of any
               ----------------------
character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or the Assets are pending or threatened. Seller has not made an assignment for the benefit of creditors or taken any action with a view to, or that would constitute a valid basis for, the institution of any such insolvency proceedings. After giving effect to the transactions contemplated by this Agreement, Seller (i) will have sufficient capital to carry on its business and transactions, and (ii) will be able to pay its debts as they mature or become due.

          (h)  No Misleading Statements. No statement made by Seller to
               ------------------------
Purchaser and no information provided, or to be provided, by Seller to Purchaser pursuant to this Agreement (including schedules and exhibits attached hereto) contains or will contain any untrue statement of a material fact or omits or will omit a material fact. Seller has made full disclosure to Purchaser of all material facts pertaining to the operation of the Station.

          (i)  No Inconsistent Action. Seller shall not take any action
               ----------------------
materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

          (j)  Taxes. Seller has filed all applicable federal, state, local and
               -----
foreign tax returns required to be filed, in accordance with provisions of law pertaining thereto, and has to the best of its knowledge, paid all taxes, interest, penalties and assessments (including, without limitation, income, withholding, excise, unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) required to have been paid with respect to or involving the Station or the Assets.

          (k)  Additional FCC Matters.
               ----------------------

               (i) All reports and filings of a material nature required to be filed with the FCC by Seller with respect to the Station (including, without limitation, all required ownership reports have been timely filed. All such reports and filings are accurate and complete in all material respects. Seller maintains a public file for the Station as required by FCC rules. With respect to FCC licenses, permits and authorizations, Seller is operating only those facilities for which an appropriate FCC Authorization has been obtained and is in effect, and Seller is meeting the conditions of each such FCC Authorization.

               (ii) Seller is aware of no facts indicating that Seller is not in compliance with all requirements of the FCC, the Communications Act, or any other applicable federal, state and local statutes, regulations and ordinances with respect to the Station. Seller is aware of no facts and Seller has received no notice or communication, formal or informal, indicating that the FCC is considering revoking, suspending, canceling, rescinding or terminating any of the FCC Authorizations.

               (iii) The operation of the Station does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 kHz to 100 GHz" (ANSI/IEEE C95.1-1992), issued by the American National Standards Institute, and renewal of the FCC Authorizations would not constitute a "major action" within the meaning of
Section 1.1301, et seq., of the FCC's rules.
                ------

          (l)  Compliance with Law. The Station, the Assets and Seller with
               -------------------
respect to the Station and the Assets, are in material compliance with all material requirements of law, federal, state and local, and all material requirements of all governmental bodies or agencies having jurisdiction over any of them, the operation of the Station, the use of its Assets, and the Lease Agreement. Without limiting the foregoing, Seller has paid all monies and obtained all licenses, permits, certificates and authorizations needed or required for the operation of the Station. Seller has filed all reports and other documents required to be filed with any federal, state, local or foreign government or subdivision or agency thereof with respect to the Station, that if not properly filed, would adversely affect Purchaser after the Closing Date. Seller has not received any notice, not heretofore complied with, from any federal, state or municipal authority or any insurance or inspection body that the Station fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body.

          (m)  No Violation. Except with regard to the loan agreement and
               ------------
related loan documents to which Seller is a party with BB&T Bank, its senior lender, none of (i) the execution, delivery and performance of this Agreement by Seller or its General Partner, (ii) the consummation of the transaction contemplated hereby, nor (iii) Seller's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Seller's Limited Partnership Agreement or the Articles of Incorporation or By-Laws of the General Partner of the Seller, any judgment, decree, order, agreement, lease or other instrument to which

Seller is a party or by which Seller is legally bound, or any law, rule or regulation applicable to Seller or the operation of the Station.

          (n)  Feasibility of Tower. Seller represents that the tower to which
               --------------------
the Lease Agreement refers will permit construction of the facilities pursuant to the requirements of the Construction Permit and the terms of the Lease Agreement.

     15.  Covenants of Seller. Between the date hereof and the Closing Date,
          -------------------
Seller agrees as follows:

          (a)  Construction Permit. Seller shall not amend, supplement or take
               -------------------
any action which would adversely change the Construction Permit, without the Purchaser's prior written approval.

          (b)  Construction of Station. The parties agree that the Seller shall
               -----------------------
undertake to complete construction of the facilities authorized in the Construction Permit, and shall use its reasonable best efforts to ensure that construction shall be completed within sixty (60) days from the execution of this Agreement (but no later than September 30, 2001). Seller further agrees to permit Purchaser, and its representatives and agents, access to the facilities being constructed pursuant to the Construction Permit. Seller and Purchaser shall consult with each other regarding the contractor that will perform the construction, the equipment to be used to construct the facilities authorized in the Construction Permit, and a proposed budget. Purchaser will not take, or fail to take, any action which would delay completion of the facilities. All costs associated with the completion of construction of the facilities pursuant to the Construction Permit will be paid by Seller. Upon Closing, Purchaser will reimburse the Seller for such costs reasonably incurred and documented with invoices by Seller. Reimbursement for such costs shall be made as an adjustment to the Purchase Price at Closing. During the construction of the facilities authorized by the Construction Permit, the Seller and the Purchaser shall consult with each other and reach mutual agreement on what costs are reasonable before Seller incurs such costs. On the Closing Date, the Seller shall transfer to Purchaser all rights, title and interest in the equipment used to construct the facilities, pursuant to a Bill of Sale reasonably acceptable to Purchaser.

          (c)  License to Cover Construction Permit. Seller shall promptly,
               ------------------------------------
following completion of construction pursuant to the Construction Permit, file with the FCC a License to Cover the Construction Permit. Seller shall further diligently prosecute such License to Cover application at the FCC.

          (d)  Maintenance of Books and Records. Seller shall provide access to
               --------------------------------
the books, accounts and records of the Station upon Purchaser's reasonable requests.

          (e)  Operation of the Business. Seller shall operate the Station in
               -------------------------
accordance with the terms of the FCC Authorizations and in compliance with all applicable laws, rules and regulations and all applicable FCC rules and regulations. Seller shall maintain the FCC Authorizations in full force and effect and shall timely file and prosecute any necessary applications for renewal of the FCC Authorizations. Seller will deliver to Purchaser, within ten (10) days after filing, copies of any reports, applications or responses to the FCC related to the Station which are filed during the date hereof to Closing.

          (f)  Representations and Warranties. Seller shall give detailed
               ------------------------------
written notice to Purchaser promptly upon learning of the occurrence of any event that would cause or constitute a breach, or that would have caused a breach had such event occurred or been known to Seller prior to the date hereof, of any of Seller's representations or warranties contained in this Agreement.

          (g)  Notice of Proceedings. Seller will promptly notify Purchaser in
               ---------------------
writing upon: (i) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement; or (ii) receiving any notice from any governmental department, court, agency or commission of its intention to (A) institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement, or (B) nullify or render ineffective this Agreement if consummated.

          (h)  Confidentiality. Any and all non-public information, disclosures,
               ---------------
knowledge or facts regarding Purchaser or its business or properties to which Seller is exposed as a result of the negotiation, preparation or performance of this Agreement shall be confidential and shall not be divulged, disclosed or communicated to any other person, firm, corporation or entity, except for Seller's employees, attorneys, accountants, investment bankers, investors and lenders, and their respective attorneys, on a need-to-know basis.

          (i)  Employee Matters. With respect to Seller's employees, Purchaser
               ----------------
assumes no obligation to continue the employment, or assume any compensation arrangements or liabilities of Seller (including, without limitation, any salary, bonuses, fringe benefits, insurance plans, or pension or retirement benefits under any compensation or retirement plan maintained by Seller).

          (j)  Estoppel Certificates; Liens. Seller, at Seller's expense, will
               ----------------------------
obtain and deliver to Purchaser (i) a written Estoppel Certificate duly executed by the lessor of the Lease Agreement described on Schedule 3(b), in form and
                                                  -------------
substance satisfactory to Purchaser, and (ii) all UCC, judgment and state and federal tax lien search reports (showing searches in the name of Seller and the call letters of the Station), necessary to assure that no liens are filed or recorded against the Station or the Assets in the public records of the State of Georgia, or Fayette or Bibb counties, or any other jurisdiction where the Assets are located (the "Lien Search Reports"), other than those liens which will be paid at Closing. The Estoppel Certificate shall be dated within fifteen (15) days of the Closing Date. The Lien Search Reports shall be delivered within fifteen (15) days prior to the Closing Date.

          (k)  Negative Covenants. Seller shall not, without the prior written
               ------------------
consent of Purchaser:

               (i) Renegotiate, renew, modify, amend, terminate, or otherwise permit the Lease Agreement to lapse.

               (ii) Amend, modify, supplement or take any action which would adversely change the Construction Permit; and further agrees to defend an appeal or any other adverse action initiated against the Construction Permit.

               (ii) Create, assume or permit to exist (subsequent to closing) any mortgage, mortgage deed, pledge, security interest, charge, claim or encumbrance of any kind with respect to the Assets.

          (l)  Local Marketing Agreement: Seller and Purchaser shall enter into
               -------------------------
a Local Marketing Agreement (in the form attached hereto as Exhibit B) simultaneously with the execution of this Agreement, which shall commence as specified in the Local Marketing Agreement.

     16.  Representations and Warranties of Purchaser. Purchaser represents and
          -------------------------------------------
warrants to Seller as follows:

          (a)  Organization and Standing. Purchaser is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is, or will be, authorized to conduct business as a foreign corporation under the laws of the State of Georgia, subject to all relevant governmental approvals. Purchaser has full power and authority to enter into this Agreement, and, subject to receipt of the FCC Consent, to consummate the transactions contemplated herein. Purchaser owns, either directly or indirectly, all of the issued and outstanding shares of ROI Licensee Sub and has the authority to cause ROI Licensee Sub to purchase the FCC Authorizations from Seller at Closing. ROI Licensee Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to conduct business as a foreign corporation under the laws of the State of Georgia, subject to all relevant governmental approvals.

          (b)  Authorization. All necessary actions to duly approve the
               -------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been taken by Purchaser, and subject to the approval of the FCC and the DOJ, this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

          (c)  Absence of Restrictions. Except for the FCC Consent, Purchaser
               -----------------------
is, and pending closing will be, legally, technically, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire the Assets and operate the Station. Purchaser is not aware of any facts or proceedings which would disqualify Purchaser under the Communications Act from acquiring the Assets or operating the Station or which would cause the FCC not to approve the assignment of the FCC Authorizations to Purchaser. Purchaser has no knowledge of any fact or circumstances relating to Purchaser or any of Purchaser's affiliates that would reasonably be expected to
(a) cause the filing of any objection to the Assignment Application, or (b) lead to a delay in the processing by the FCC of the

Assignment Application. As of the Closing Date, Purchaser shall have adequate financial resources available to consummate the transactions contemplated by this Agreement.

          (d)  Litigation. There is no litigation or other judicial or
               ----------
administrative proceedings pending or, to the knowledge; of Purchaser threatened, which might interfere with Purchaser's power, authority or ability to enter into this Agreement and to carry out the transactions contemplated herein. Purchaser does not know of any basis for such proceedings.

          (e)  Assumption of Lease Agreement. Purchaser shall, effective as of
               ------------------------------
the Closing Date, assume and comply with all the obligations of the Lease Agreement in accordance with the terms thereof.

          (f)  Control of Station. Purchaser shall not exercise control over the
               ------------------
Station until after the Closing Date.

          (g)  No Inconsistent Action. Purchaser shall not take any action
               -----------------------
materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

          (h)  No Violation. None of (i) the execution, delivery and performance
               ------------
of this Agreement by Purchaser, (ii) the consummation of the transaction contemplated hereby, nor (iii) Purchaser's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Purchaser's Articles of Incorporation or By-Laws, any judgment, decree, order, lease or other such instrument to which Purchaser is a party or by which Purchaser is legally bound, or any law, rule or regulation applicable to Purchaser or the operation of the Station.

     17.  Covenants of Purchaser. Between the date hereof and the Closing Date,
          ----------------------
Purchaser agrees as follows:

          (a)  Representations and Warranties. Purchaser shall give detailed
               ------------------------------
written notice to Seller promptly upon learning of the occurrence of any event that would cause or constitute a breach or would have caused a breach had such event occurred or been known to Purchaser prior to the date hereof, of any of the representations and warranties of Purchaser contained in this Agreement.

          (b)  Application for FCC Consent. Purchaser will diligently take, or
               ---------------------------
cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the prosecution of the Application to a favorable conclusion. Purchaser will promptly provide Seller with copies of any pleading, order or other document served on it relating to the Assignment Application. In the event that Closing occurs prior to a Final Order, then Purchaser's obligations under this
Section 17(b) shall survive the Closing.

          (c)  Consummation of Agreement. Subject to the provisions of Section
               -------------------------
31, Purchaser (i) shall use all reasonable efforts to fulfill the conditions in
Section 19, and to cause the transactions contemplated by this Agreement to be fully carried out, and (ii) shall not take any action that would make the consummation of this Agreement contrary to the Communications Act or the rules, regulations or policies of the FCC.

          (d)  Notice of Proceedings. Purchaser will promptly notify Seller in
               ---------------------
writing upon: (i) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated herein; or (ii) receiving any notice from any governmental department, court, agency or commission of its intention
(A) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or
(B) to nullify or render ineffective this Agreement or such transactions if consummated.

          (e)  Confidentiality. Any and all information, disclosures, knowledge
               ---------------
or facts regarding Seller, the Station and their operation and properties derived from or resulting from Seller's acts or conduct (including, without limitation, acts or conduct of Seller's officers, employees, accountants, counsel, agents, consultants or representatives, or any of them) under the provisions of Section 15(e) shall be confidential and shall not be divulged, disclosed or communicated to any other person, firm, corporation or entity, except for Purchaser's attorneys, accountants, investment bankers, investors and lenders, and their respective attorneys for the purpose of consummating the transactions contemplated herein.

     18.  Conditions Precedent to the Obligations of Seller. The obligation of
          -------------------------------------------------
Seller to perform, fulfill or carry out its agreements, undertakings and obligations herein made or herein agreed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to the fulfillment of or compliance with, on or prior to the Closing Date, each of the following conditions precedent, any of which may be waived in writing by Seller:

          (a)  Payments. The Purchase Price which is due and payable by
               --------
Purchaser on the Closing Date, shall have been paid in accordance with the terms of this Agreement.

          (b)  Representations, Warranties and Covenants
               -----------------------------------------

               (i) Each of the representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all material respects as of the date when made, and shall be deemed to be made again on and as of the Closing Date and shall be true and correct in all material respects; and

               (ii) Purchaser shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)  Proceedings. Purchaser shall not be subject to any restraining
               -----------
order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby;

provided, however, that in the event that such a restraining order or injunction is in effect at the time a closing would otherwise occur by the terms of this Agreement, neither party shall have the right to terminate this Agreement until the earlier to occur of (i) One Hundred Eighty (180) days following the date hereof, or (ii) Forty Five (45) days following the initial entry of such temporary restraining order or injunction.

          (d)  FCC Authorization. The assignment of all of the FCC
               -----------------
Authorizations to Purchaser shall have been initially approved by the FCC without any conditions materially adverse to Seller.

          (e)  Hart-Scott-Rodino Act. If applicable, the waiting period under
               ----------------------
the Hart-Scott-Rodino Act shall have expired or been terminated.


     19.  Conditions Precedent to Obligations of Purchaser. The obligation of
          ------------------------------------------------
Purchaser to perform, fulfill or carry out its agreements, undertakings and obligations herein made or herein agreed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, each of the following conditions precedent, any of which may be waived in writing by Purchaser:

          (a)  Representations, Warranties and Covenants
               -----------------------------------------

               (i) Each of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects as of the date when made, and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects; and

               (ii) Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (b)  Proceedings. Seller shall not be subject to any restraining order
               -----------
or injunction restraining or prohibiting the consummation of the transactions contemplated hereby; provided, however, that in the event that such a restraining order or injunction is in effect at the time a closing would otherwise occur by the terms of this Agreement, neither party shall have the right to terminate this Agreement until the earlier to occur of (i) one hundred eighty (180) days following the date hereof, or (ii) forty-five (45) days following the initial entry of such temporary restraining order or injunction.

          (c)  Construction Permit. As of the Closing Date, no proceeding shall
               -------------------
be pending which seeks, or the effect of which reasonably could be, to revoke, cancel, fail to renew, suspend or modify adversely the Construction Permit and the Construction Permit shall have become a Final Order.

          (d)  Tower. Authorization for and construction of the Tower that is
               -----
the subject of the Lease Agreement is final and complete, and as currently constructed will permit the facilities authorized in the Construction Permit to be constructed in accordance with the Construction Permit.

          (e)  FCC Authorization. The assignment of all of the FCC
               -----------------
Authorizations to Purchaser shall have become Final Order as referred to in
Section 1(i), without any conditions materially adverse to Purchaser. The Station shall be operating in material compliance with the rules and regulations of the FCC.

          (f)  Liens Released. All UCC Lien Search Reports have been delivered
               --------------
by Seller to Purchaser, and all security interests pertaining to the Assets shall be released of record and there shall be no liens in respect of the Assets.

          (g)  Lease Agreement; Estoppel Certificate. Seller shall have executed
               -------------------------------------
the Lease Agreement prior to the Closing Date; and the lessor under the Lease Agreement shall have duly executed an Estoppel Certificate as of the Closing Date, and if necessary, given its written consent to the assignment of the Lease Agreement to Purchaser.

          (h)  Hart-Scott-Rodino Act. If applicable, the waiting period under
               ---------------------
the Hart-Scott-Rodino Act shall have expired or been terminated.

          (i)  Completion of Facilities Authorized in Construction Permit.
               ----------------------------------------------------------
Seller shall have completed construction of the facilities authorized in the Construction Permit.

          (j)  FCC License to Cover Construction Permit. Seller shall have filed
               ----------------------------------------
with the FCC an application for a License to Cover the Construction Permit.

     20.  Indemnification by Seller. Notwithstanding the Closing, and regardless
          -------------------------
of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have, Seller hereby agrees to indemnify and hold Purchaser harmless against and with respect to, and shall reimburse Purchaser for:

          (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or agreement by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Purchaser under this Agreement.

          (b) Any and all obligations of Seller not assumed by Purchaser pursuant to this Agreement.

          (c) Any and all losses, liabilities, or damages resulting from Seller's operation or ownership of the Station prior to the Closing Date, including any liabilities arising under the FCC Authorizations which relate to events occurring prior to the Closing Date.

          (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     21.  Notice of Indemnity Claim to Seller. Purchaser agrees to give written
          -----------------------------------
notice to Seller within ten (10) days of the occurrence of any event, or of its discovery of any facts, which entitle or may entitle Purchaser to indemnification hereunder. Any failure to furnish such notice shall not prevent the Purchaser from seeking and obtaining indemnification hereunder if such failure to furnish notice does not prejudice Seller's rights hereunder. With respect to threatened or asserted claims of third parties, Seller shall promptly defend such claim by counsel of its own choosing. Seller shall not settle any claim without Purchaser's approval, unless such settlement is a cash settlement paid by Seller and there is a full release of Purchaser.

     22.  Defense or Settlement of Indemnity Claim by Seller. If Seller, within
          --------------------------------------------------
fifteen (15) days after notice of a claim, fails to notify Purchaser of its intent to defend such claim, Purchaser shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of Seller under this indemnity Purchaser shall make a good faith attempt to seek indemnification from any third parties, including insurers, who may be liable upon any claims made against Purchaser and for which Seller would be liable under this Section.

     23.  Indemnification by Purchaser. Notwithstanding the Closing, and
          ----------------------------
regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Purchaser hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

          (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or agreement by Purchaser contained in this Agreement or in any certificate, document, or instrument delivered to Seller under this Agreement.

          (b) Any and all obligations of Seller assumed by Purchaser pursuant to this Agreement.

          (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station on and after the Closing Date.

          (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     24.  Notice of Indemnity Claim to Purchaser. Seller agrees to give written
          --------------------------------------
notice to Purchaser within ten (10) days of the occurrence of any event, or of its discovery of any facts, which entitle or may entitle Seller to indemnification hereunder. Any failure to furnish such notice shall not prevent the Seller from seeking and obtaining indemnification hereunder if such failure to furnish notice does not prejudice Purchaser's rights hereunder. With respect to threatened or asserted claims of third parties, Purchaser shall promptly defend such claim by counsel of its own choosing.

         25. Defense or Settlement of Indemnity Claim by Purchaser. If Purchaser, within fifteen (15) days after notice of a claim, fails to notify Seller of its intent to defend such claim, Seller shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of Purchaser under this indemnity. Seller shall make a good faith attempt to seek indemnification from any third parties, including insurers, who may be liable upon any claims made against Seller and for which Purchaser would be liable under this Section.

         26. Indemnification Threshold. Notwithstanding the provisions of Sections 20 and 23, neither party shall be required to indemnify the other party under Sections 20 and 23 unless and until such time as the aggregate amount of the claims against the indemnifying party, to which the other party (as a claimant) is entitled to be indemnified, exceeds Five Thousand Dollars ($5,000.00). In such event, the full amount of the amount sought pursuant to the indemnity, including the portion under $5,000, shall be included in the indemnity and shall be recoverable.

     27.  Seller's Deliveries at Closing. On the Closing Date, Seller shall
          ------------------------------
execute and deliver or cause to be delivered to Purchaser, in form and substance reasonably satisfactory to Purchaser:

          (a)  Assignments of FCC Authorizations. One or more assignments
               ---------------------------------
assigning to Purchaser the FCC Authorizations and all other licenses, authorizations and permits obtained in connection with the operation of the Station set forth in Schedule 3(a) attached hereto.

          (b)  Assignment of Lease. An assignment of the Lease Agreement to
               -------------------
Purchaser.

          (c)  Files, Records, Documents and Logs. The files, records, documents
               ----------------------------------
and logs referred to in Section 3(b) hereof.

          (d)  Authorizing Resolutions. Copies of any and all resolutions of
               -----------------------
Seller authorizing the execution and performance of this Agreement and the consummation of the transactions described herein.

          (e)  Prorations under Lease. A complete and detailed preliminary list
               ----------------------
of all adjustments and prorations to be made pursuant to the provisions of
Section 9 hereof.

          (f)  Closing Documents. Those documents (including a Bill of Sale for
               -----------------
the tangible Assets, an Estoppel Certificate and, if necessary, written consent from lessor under the Lease Agreement), in form and substance satisfactory to Purchaser, that are sufficient to sell, convey, transfer and assign the FCC Authorizations and Assets to Purchaser free and clear of any liens.

          (g)  Certified Officer's Certificate. A certificate, dated the Closing
               -------------------------------
Date and duly executed by the President or Vice President of the General Partner of Seller, authorized on behalf of Seller to give such certificate, to the effect that conditions set forth in Section 19 have been satisfied.

          (h)  Miscellaneous. All other documents and instruments reasonably
               -------------
requested by Purchaser and required to be provided to Purchaser pursuant to the terms of this Agreement.


     28.  Purchaser's Deliveries at Closing. On the Closing Date, Purchaser
          ---------------------------------
shall execute and deliver or cause to be delivered to Seller, in form and substance reasonably satisfactory to Seller:

          (a)  Purchase Price. The Purchase Price, as adjusted, payable on the
               --------------
Closing Date as set forth in Section 7 hereof by wire transfer.


          (c)  Assumption Instrument: Lease. Such instruments as Seller may
               ----------------------------
reasonably require evidencing Purchaser's assumption and agreement to perform all of the Seller's obligations under the Lease Agreement.

          (d)  Authorizing Resolutions. Copies of any and all resolutions of the
               -----------------------
Board of Directors of Purchaser authorizing the execution and performance of this Agreement and the consummation of the transactions described herein.

          (e)  Certified Officer's Certificate. A certificate, dated the Closing
               -------------------------------
Date and duly executed by an officer of Purchaser, authorized on behalf of Purchaser, to give such certificate, to the effect that conditions set forth in
Section 18(a) have been satisfied.

          (f)  Miscellaneous. All other documents and instruments reasonably
               -------------
requested by Seller and required to be provided to Seller pursuant to the terms of this Agreement.

     29.  Survival of Representations and Warranties. All representations,
          ------------------------------------------
warranties, covenants and agreements contained in this Agreement shall survive the Closing Date for a period of one (1) year; provided; with the exception of the representations, warranties, covenants and agreements contained in Sections 7(b) which shall survive the Closing for a period of five (5) years; and with the exception of Section 14(d) which shall survive the closing indefinitely.

     30.  Fees and Expenses. Sales and transfer taxes, if any, upon the transfer
          -----------------
of the Assets to Purchaser hereunder shall be paid by Seller. Seller and Purchaser shall each pay one-half of the FCC filing fees. Purchaser shall pay any filing fees required under the HSR Act. All other expenses incurred in connection with the transactions contemplated herein shall be borne by the party which incurs such expenses.

     31.  Termination. This Agreement may be terminated at any time on or prior
          -----------
to the Closing Date:

          (a)  by the mutual written consent of Seller and Purchaser;

          (b) by either Purchaser or Seller, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other if (i) on or prior to the Closing Date, the other party defaults in any material respect in the observance or in the due and timely performance of any of its covenants and agreements contained herein and fails to cure such default within fifteen (15) business days of the date written notice of breach is received from the non-breaching party by the breaching party; or (ii) if there shall be in effect any judgment, final decree or order that would prevent or make unlawful the Closing;

          (c) by either Purchaser or Seller in accordance with Section 11 of this Agreement, unless the Closing has already occurred.

          (d) by either Purchaser or Seller, if the FCC denies the Assignment Application and/or the DOJ denies the approvals contemplated by this Agreement.

A termination pursuant to this Section shall not relieve either party of any liability it otherwise has for a breach of this Agreement. So long as Purchaser is not in breach of this Agreement, the Earnest Money shall be returned to Purchaser if the Agreement is terminated.

     32. Remedies.
         --------

          (a) Seller recognizes that, in the event Seller defaults in the performance of its obligations under this Agreement, monetary damages alone will not be adequate. Purchaser shall therefore be entitled in such event, either (i) to bring suit at law or equity for money or other damages (including costs and expenses incurred by Purchaser in the preparation and negotiation of this Agreement and in contemplation of the Closing hereunder) or for indemnification under Section 20 hereof; or (ii) to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement, Purchaser shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, Purchaser shall be entitled to obtain from Seller court costs and reasonable attorney's fees incurred by it in enforcing its rights hereunder.

          (b) If the transactions contemplated by this Agreement are not consummated as a result of Purchaser's wrongful failure to close hereunder, Seller shall be entitled to payment of the Earnest Money, plus an additional payment of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000), but only if Purchaser has extended the Closing Date beyond January 30, 2002, pursuant to Section 1(c) of this Agreement, and the Purchaser's wrongful conduct occurs after January 30, 2002 ("Extension Payment"), as liquidated damages in full settlement of any damages of any nature or kind that Seller may suffer or allege to suffer as the result thereof. It is understood and agreed that the amount of liquidated damages represents Purchaser's and Seller's reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages under this Section shall be the sole and exclusive remedy of Seller against Purchaser for failure to consummate this Agreement and shall be applicable regardless of the actual amount of damages sustained. In addition, Seller shall be entitled to obtain from Purchaser court costs and reasonable attorney's fees incurred by it in enforcing its rights hereunder. Seller shall not be required, as a condition to obtaining liquidated damages, to have tendered the Assets but shall be required to demonstrate that it is willing and able to do so and to perform its other closing obligations in all material respects.

     33.  Notices. All notices, requests, demands and other communications
          -------
required or permitted under this Agreement shall be in writing (which shall include notice by facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by facsimile communications equipment, delivered by such equipment, addressed as set forth below:

                     (a)     If to Seller, to:

                             Mr. Douglas M. Grimm
                             U.S. Broadcasting Limited Partnership
                             544 Mulberry Street, Suite 500
                             P.O. Box 900
                             Macon, GA  31202
                             Fax: (478) 745-2078

                             with a copy (which shall not constitute notice) to:

                                      Michael J. Golub, Esq.
                                      Bodzin & Golub, P.C.
                                      1156 15th Street, NW, Suite 329
                                      Washington, D.C. 20005
                                      Fax: (202) 785-8882

                (b)  If to Purchaser, to:

                             Mr. Alfred Liggins
                             President and Chief Executive Officer
                             Radio One, Inc.
                             5900 Princess Garden Parkway
                             8th Floor
                             Lanham, MD  20706
                             Fax: (301) 306-9694

                             with a copy (which shall not constitute notice) to:

                             Linda J. Eckard Vilardo, Esq.
                             General Counsel
                             Radio One, Inc.
                             5900 Princess Garden Parkway
                             8th Floor
                             Lanham, MD  20706
                             Fax: (301) 306-9638

Either of the parties may from time to time designate a substitute address in a writing delivered to the other party.

     34.  Brokerage. The parties acknowledge that the Seller has engaged a
          ---------
broker to facilitate this transaction on the Seller's part. The parties agree that any brokerage commission or finder's fee charged by said broker, in connection with the transaction contemplated by this Agreement, shall be the sole responsibility of the Seller.

     35.  Rescission of Agreement. If the Closing occurs prior to a Final Order,
          -----------------------
and prior to becoming a Final Order the FCC Consent is reversed or otherwise set aside, and there is a Final Order of the FCC (or court of competent jurisdiction) requiring the re-assignment of the FCC Authorizations to Seller, then Seller and Purchaser agree that the purchase and sale of the Station Assets shall be rescinded. In such event, Purchaser shall reconvey to Seller the Station Assets, and Seller shall repay to Purchaser the Purchase Price (limited in all events to the value of such Purchase Price at the time of the Closing) and reassume the Seller's contracts assigned and assumed by Purchaser at Closing. Any such rescission shall be consummated on a mutually agreeable date within thirty (30) calendar days of such Final Order (or, if earlier, within the time required by such order). In connection therewith, Purchaser and Seller shall each execute such documents (including execution by Purchaser of instruments of conveyance of the Station Assets to Seller and execution by Seller of instruments of assumption of the Seller contracts assigned and assumed at Closing) and make such payments (including repayment by Seller to Purchaser of the Purchase Price, which shall be limited to the value of such Purchase Price at the time of the Closing) as are necessary to give effect to such rescission. Seller's and Purchaser's obligations under this Section 35 shall survive the Closing.

     36.  Successors and Assigns. Except as otherwise expressly provided herein,
          ----------------------
this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns. Neither may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party, and any such attempted assignment or delegation without such consent shall be void; provided, however, that Purchaser may assign its rights and obligations hereunder to one or more wholly-owned subsidiaries of Purchaser, in whole or in part without Seller's consent so long as Purchaser notifies Seller in writing within five (5) business days of such assignment, and assignee assumes all obligations of Purchaser hereunder.

     37.  Further Assurances. The parties agree to execute and deliver to the
          ------------------
other such other documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement.

     38.  Exhibits. All Exhibits and Schedules attached to this Agreement shall
          --------
be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

     39.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     40.  Headings. The headings of the Sections of this Agreement are inserted
          --------
as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any Section hereof.

     41.  Entire Agreement. This Agreement and all exhibits attached hereto and
          ----------------
all agreements to be delivered by the parties pursuant hereto, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior negotiations between such parties, and can be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement or the agreement or instrument delivered pursuant hereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

     42.  Confidentiality and Press Releases.
          ----------------------------------

          (a) The parties acknowledge they have agreed to hold in strict confidence all documents and information concerning each other and their business and properties (except that the parties may disclose such documents and information to any governmental authority reviewing the transaction contemplated hereby), and if the transaction contemplated hereby is not consummated, such confidence shall be maintained, and all such documents and information (in written form) shall immediately thereafter be returned to the party originally furnishing the same and the party returning such information shall not retain copies thereof.

          (b) The parties hereto shall reasonably cooperate in the issuance of any press release or any other public announcement or other communication with any news media concerning this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, in which case the other parties shall be first notified in writing.

     43.  Severability. If any provision of this Agreement or the application
          ------------
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this

Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     44.  Governing Law. This Agreement and all questions relating to its
          -------------
validity, interpretation, performance and enforcement shall be governed and construed in accordance with the laws of the State of Georgia without giving effect to principles of conflicts of law.



             [SIGNATURE PAGES TO ASSET PURCHASE AGREEMENT TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals as of the day and year first above written.

SELLER

U.S. BROADCASTING LIMITED PARTNERSHIP

By:  /s/ Magic Broadcasting II, Inc., its General Partner
     ----------------------------------------------------
Name:  Donald G. McCoy
Title:  President



PURCHASER

RADIO ONE, INC.

By: /s/ SCOTT R. ROYSTER
   --------------------------------
Name: Scott R. Royster
Title: Executive Vice President, Chief Financial Officer

                         List of Schedules and Exhibits


LIST OF SCHEDULES
-----------------

Schedule 3(a)  : FCC Authorizations
Schedule 3(b)  : Tower Lease Agreement


LIST OF EXHIBITS
----------------

Exhibit A   : Escrow Agreement
Exhibit B   : Local Marketing Agreement